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Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

May 21, 2004

dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081

  Re:
  Registration Statement on Form S-3 of dj Orthopedics, Inc.

Ladies and Gentlemen:

        In connection with the registration by dj Orthopedics, Inc., a Delaware corporation (the "Company"), of 3,197,379 shares of common stock, $0.01 par value per share (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 filed with the Securities and Exchange Commission on May 21, 2004, you have requested our opinion set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within the state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus included therein.

                      Very truly yours,

                      /s/  LATHAM & WATKINS LLP

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  Exhibit 5.1